UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 11, 2009
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 11, 2009, the Board of Directors of Brooks Automation, Inc. (the “Company”) approved an amendment (“the Amendment”) to the employment agreement entered into between the Company and Robert J. Lepofsky on September 30, 2007 (as amended, the “Agreement”). The Amendment, which is effective as of January 1, 2009, (i) extends the termination date of the Agreement from September 30, 2009 to December 31, 2010, (ii) adds Mr. Lepofsky’s Termination Date (as defined in the Agreement) as an additional measurement date for purposes of vesting of Mr. Lepofsky’s Performance-Based Equity Award and (iii) makes certain clarifying changes for purposes of Internal Revenue Code Section 409A. In addition, on February 11, 2009 the Board of Directors of the Company accepted Mr. Lepofsky’s offer to reduce temporarily his base salary from an annual rate of $650,000 to an annual rate of $550,000, effective as of February 11, 2009, for the balance of the fiscal year ending September 30, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: February 13, 2009